EXHIBIT 10.5

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BANK OF AMERICA                                       AMENDMENT TO DOCUMENTS
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                        AMENDMENT NO. 4 TO BUSINESS LOAN
                                   AGREEMENT

This Amendment No. 4 (the "Amendment") dated as of December 8, 1998, is between Bank of America NT & SA (the "Bank") and Gardenburger, Inc. (the "Borrower").

                                    RECITALS
                                    --------

A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of April 28, 1998, as previously amended (the "Agreement").

B.       The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
                                   ---------

1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meaning given to them in the Agreement.

2.   AMENDMENTS. The Agreement is hereby amended as follows:

     2.1 Subparagraph 1.1(b) of the Agreement is amended in its entirety to read as follows:

          (b)  the sum of:

               (i)  80% of the balance due on Acceptable Receivables; and

               (ii) The lesser of the amounts indicated for each period
                    specified below, or 50% of the value of Acceptable Inventory consisting of finished goods.

                         Period                             Amounts
                         ------                             -------

                         Through December 31, 1998          $5,000,000

                         From January 1, 1999               $4,000,000
                         through January 30, 1999

                         January 31, 1999, and thereafter   $3,000,000

          In determining the value of Acceptable Inventory to be included in the Borrowing Base, the Bank will use the lowest of (i) the Borrower's cost, (ii) the Borrower;s estimated market value, or (iii) the Bank's independent determination of the resale value of such inventory in such quantities and on such terms as the Bank deems appropriate.

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     2.2  Subparagraph 1.2(i) of the Agreement is amended in its entirety to read as follows:

          (i) The account, when added to all other accounts that are obligations of the same debtor, does not cause that debtor's total obligations to the Borrower to exceed 10% of the balance due on all of the Borrower's accounts.

               It is provided, however, that if the debtor obligated upon an account is one of the debtors listed below, the above limitation will be increased to the percentage set forth below:

                         Debtor                        Limitation
                         ------                        ----------
                         Sysco                         20%
                         DOT Foods                     20%
                         Norpac Sales                  20%
                         Aggregate of C&S Metro
                         and C&S Wholesale Grocers     20%

3. CONDITIONS. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

     3.1 The Borrower agrees to pay a Seventy Five Thousand Dollar ($75,000) fee due upon execution of this Amendment.

4. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.


BANK OF AMERICA NT & SA                 GARDENBURGER, INC.



/s/ Ed Kluss                            /s/ Richard C. Dietz
---------------------------------       ---------------------------------------
By:      Ed Kluss                       By:      Richard C. Dietz
Title:   Vice President                 Title:   Executive Vice President & CFO


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